UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8‑K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2020

JAPAN SMALLER CAPITALIZATION FUND, INC.
(Exact name of registrant as specified in its charter)

Investment Company Act File Number:  811-05992

Maryland	13-3553469
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Worldwide Plaza
 309 West 49th Street
 New York, NY 10019
 (Address of principal executive offices, including zip code)

(800) 833-0018
(Registrant’s telephone number, including area code)
(Former name  or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	JOF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b)          On March 30, 2020, the Audit Committee of the Board of Directors of Japan Smaller Capitalization Fund, Inc. (the “Company”) engaged Ernst & Young LLP (“E&Y”) as the Company's independent registered public accounting firm for the fiscal year ended February 29, 2020.

During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging E&Y, neither the Company nor anyone on its behalf consulted E&Y regarding either: (i) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter regarding the Company that was either the subject of a disagreement or a reportable event.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAPAN SMALLER CAPITALIZATION FUND, INC.

	By:	/s/ Amy J. Robles
Amy J. Robles
Treasurer, Principal Financial Officer

Date: March 30, 2020

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